Exhibit 99.2

SilverSun Technologies Signs Letter of Intent to Acquire Human Capital Management Division of PeopleSense

EAST HANOVER, NJ, March 30, 2021 ( ) – SilverSun Technologies, Inc. (NASDAQ: SSNT), a national provider of transformational business software applications and managed IT services, announced today that its wholly-owned subsidiary, SWK Technologies, Inc., has signed a letter of intent to acquire the human capital management (“HCM”) division of PeopleSense, Inc. (“PS”) , a leading Chicago-based reseller of Sage Software’s human resource management solutions. Over the last 18 years, PeopleSense has implemented HCM solutions to clientele spanning over half of the United States, Canada, Puerto Rico and the U.S. Virgin Islands

SilverSun’s subsidiary, SWK Technologies, is one of the largest Sage business partners in North America. While its focus has historically been on enterprise resource planning (ERP), warehouse management systems (WMS), business intelligence (BI), customer relationship management (CRM) and other applications, the Company established an HCM division in 2018 to better serve its over 5000 customers with a broader range of technology solutions. Since then, SWK’s HCM division has developed into one of the fastest growing divisions in the entire company.

Mark Meller, CEO of both SilverSun and SWK, stated, “The COVID-19 pandemic has given rise to HCM projects and challenges that were unanticipated, accelerating the transformational impact of new technologies. Covid has resulted in remote work becoming the new normal, making HCM an even more critical tool for our customers as they need to increase the use of technology to track employees, to connect and communicate with employees and support their development and well-being, and to conduct workforce planning and to redeploy employees.”

James Castellano, President of PeopleSense, commented, “Our companies have worked jointly together in the past, and we know each other well. The customer‐focused approach and corporate culture at SWK is almost identical to ours. The skill set of their team is exceptional, and both companies share the same corporate values. There are tremendous opportunities ahead, and the size and scale of the combined organizations will enable SWK to take full advantage of these opportunities.”

It is anticipated that the transaction, which is subject to the signing of definitive agreements and customary closing conditions, will close in the second quarter of 2021.

About SilverSun Technologies, Inc.

We are a business application, technology and consulting company providing software and IT solutions to meet our clients’ information, technology and business management needs. Our services and technologies enable customers to manage, protect and monetize their enterprise assets whether on-premise or in the “cloud”. As a value-added reseller of business application software, we offer solutions for accounting and business management, financial reporting, Enterprise Resource Planning (“ERP”), Warehouse Management Systems (“WMS”), Customer Relationship Management (“CRM”), Business Intelligence (“BI”), Human Capital Management (“HCM”) and other business applications. Our value-added services focus on consulting and professional services, specialized programming, training, and technical support. We have a dedicated network managed services practice that provides cybersecurity, application hosting, disaster recovery, business continuity, cloud and other services. Our customers are nationwide, with concentrations in the New York/New Jersey metropolitan area, Chicago, Arizona, Southern California, North Carolina, Washington and Oregon.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to SilverSun Technologies, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contact:

Corporate

Mark Meller

SilverSun Technologies, Inc.

973-758-6108

meller@silversuntech.com